Media Contact:
Heidi Murphy
Heidi.murphy@padillaco.com

Investor Relations:
John Cummings
Sr. Director, FP&A & IR
(765) 262-2898
john.cummings@onewabash.com

Wabash Announces First Quarter 2026 Results

▪Quarterly revenue of $303 million - Softer than expected demand, particularly in our Truck Body business, led to revenue coming in below our guidance range. Parts & Services generated positive revenue growth year-over-year.
▪GAAP operating loss of $52 million or Non-GAAP adjusted operating loss of $56 million; Excludes impact of $6 million gain related to purchase accounting and $2.8 million of facility idling costs.
▪Quarterly GAAP EPS of $(1.11) or Non-GAAP adjusted EPS of $(1.17). Missing Expectations due to revenue miss and operational inefficiencies associated with lower than expected volumes.
▪Total backlog of $837 million ending Q1. Near-term market environment continues to be challenging as the industry remains cautious, though underlying indicators point to pending recovery.
▪Q2-2026 revenue outlook midpoint of $390 million, EPS outlook $(0.50). Market conditions and financials expected to improve throughout 2026.

LAFAYETTE, Ind. – May 1, 2026 – Wabash (NYSE: WNC), a leader in end-to-end supply chain solutions for the transportation, logistics and infrastructure markets, today reported results for the quarter ended March 31, 2026.
The Company's net sales for the first quarter of 2026 were $303.2 million, reflecting a 20.4% decrease compared to the same quarter of the previous year. The Company generated consolidated gross margin loss of $11 million, equivalent to negative 3.5% of sales. GAAP operating loss amounted to $52 million as the company recognized a $6 million gain related to purchase accounting and $2.8 million of facility idling costs. Non-GAAP adjusted operating loss was $55.5 million for the quarter. First quarter GAAP diluted earnings per share was $(1.11) or $(1.17) on a Non-GAAP adjusted basis.
As of March 31, 2026, total Company backlog stood at approximately $837 million, an increase of $132 million over the prior quarter.
For the second quarter of 2026, the Company guides its revenue to be in the range of $380 million to $400 million and Non-GAAP adjusted EPS to a range of $(0.40) to $(0.60).

"As we entered the first quarter, we did so with a clear-eyed view of the environment in front of us. Freight markets were uncertain, and customers continued to act cautiously. Order patterns were uneven, asset utilization inconsistent, and capital decisions across the industry were being evaluated carefully" explained Brent Yeagy, President and Chief Executive Officer. "At the same time, we were encouraged by early signs of stabilization and improving fundamentals that typically precede a broader recovery. Now, as we move into the second quarter of 2026, both our customers and our visibility continues to improve, and it shows an environment that is building to set up a constructive 2027 as spot rates, contract rates, capacity and demand are all coming together to drive back to replacement demand for equipment and possibly beyond, and fleets begin to to plan more confidentially."
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2026 and 2025. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended March 31,	2026	2025
New Units Shipped
Trailers	5,378	6,290
Truck bodies	1,527	3,000

	Transportation Solutions		Parts & Services
Three Months Ended March 31,	2026	2025	2026	2025
	(Unaudited, dollars in thousands)
Net sales	$250,176	$346,803	$54,069	$51,955
Gross (loss) profit	$(15,516)	$8,414	$4,941	$10,589
Gross (loss) profit margin	(6.2)%	2.4%	9.1%	20.4%
(Loss) income from operations	$(37,349)	$(9,798)	$3,803	$6,910
(Loss) income from operations margin	(14.9)%	(2.8)%	7.0%	13.3%
During the first quarter, Transportation Solutions generated net sales of $250.2 million, a decrease of 27.9% compared to the same quarter of the previous year. Operating loss for the quarter amounted to $37.3 million, representing 14.9% of sales.
Parts & Services' net sales for the first quarter were $54.1 million, an increase of 4.1% compared to the prior year quarter. Operating income for the quarter amounted to $3.8 million, or 7.0% of sales.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures including adjusted operating loss, adjusted EBITDA, adjusted net loss attributable to common stockholders, adjusted diluted loss per share, free cash flow, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net (loss) income, and reconciliations to GAAP financial statements should be carefully evaluated.
Adjusted operating loss, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating loss excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating loss to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating loss to operating (loss) income, the most comparable GAAP financial measure, is included in the tables following this release.

Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, facility idling costs, purchase accounting gain, Missouri legal matter and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of adjusted EBITDA to net (loss) income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net loss attributable to common stockholders and adjusted diluted loss per share reflect an adjustment for the facility idling cost, purchase accounting gain, Missouri legal matter and the related tax effects of those adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net (loss) income and diluted net (loss) income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net loss attributable to common stockholders and adjusted diluted loss per share to net (loss) income attributable to common stockholders and diluted loss per share, the most comparable GAAP financial measures, are included in the tables following this release.
Free cash flow is defined as net cash used in operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash used in operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash used in operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to (loss) income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking adjusted operating loss, adjusted EBITDA, adjusted net loss attributable to common stockholders, adjusted diluted loss per share, free cash flow, adjusted segment EBITDA and adjusted segment EBITDA margin to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
First Quarter 2026 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Friday, May 1, 2026, beginning at 12:00 p.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of Wabash's website, www.onewabash.com, under "Events & Presentations." The conference call will be accessible at the following link: https://events.q4inc.com/attendee/310958583
A replay of the call will be available shortly after the conclusion of the presentation.

About

Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.

Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the risks related to highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$43,427	$31,923
Accounts receivable, net	159,186	119,874
Inventories, net	198,289	181,153
Prepaid expenses and other	68,349	86,136
Total current assets	469,251	419,086
Property, plant, and equipment, net	292,391	300,477
Goodwill	213,339	191,222
Deferred income taxes	21,951	9,047
Intangible assets, net	60,887	63,561
Investment in unconsolidated entities	16,110	7,250
Other assets	155,199	180,538
Total assets	$1,229,128	$1,171,181
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	212,512	145,739
Other accrued liabilities	140,237	156,556
Total current liabilities	352,749	302,295
Long-term debt	498,035	442,852
Deferred income taxes	12	—
Other non-current liabilities	56,598	57,492
Total liabilities	907,394	802,639
Commitments and contingencies
Noncontrolling interest	1,120	1,184
Wabash National Corporation stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 40,673,967 and 40,436,437 shares outstanding, respectively	789	787
Additional paid-in capital	701,805	700,697
Retained earnings	255,108	303,615
Accumulated other comprehensive income (loss)	255	(398)
Treasury stock at cost, 38,263,966 and 38,263,966 common shares, respectively	(637,343)	(637,343)
Total Wabash National Corporation stockholders' equity	320,614	367,358
Total liabilities, noncontrolling interest, and equity	$1,229,128	$1,171,181

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Net sales	$303,229	$380,890
Cost of sales	313,804	361,887
Gross (loss) profit	(10,575)	19,003
General and administrative expenses	32,097	(304,685)
Selling expenses	7,718	6,379
Amortization of intangible assets	2,674	2,789
Impairment and other, net	(705)	(31)
(Loss) income from operations	(52,359)	314,551
Other income (expense):
Interest expense	(6,186)	(5,026)
Other, net	290	1,614
Other expense, net	(5,896)	(3,412)
Loss from unconsolidated entity	—	(1,842)
(Loss) income before income tax expense	(58,255)	309,297
Income tax (benefit) expense	(13,020)	78,101
Net (loss) income	(45,235)	231,196
Net (loss) income attributable to noncontrolling interest	(64)	255
Net (loss) income attributable to common stockholders	$(45,171)	$230,941

Net (loss) income attributable to common stockholders per share:
Basic	$(1.11)	$5.41
Diluted	$(1.11)	$5.36
Weighted average common shares outstanding (in thousands):
Basic	40,739	42,716
Diluted	40,739	43,087
Dividends declared per share	$0.08	$0.08

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net (loss) income	$(45,235)	$231,196
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation	12,355	12,243
Amortization of intangibles	2,674	2,789
Net (gain) loss on sale of property, plant and equipment	(1,162)	33
Deferred income taxes	(12,892)	86,461
Stock-based compensation	3,171	3,249
Non-cash interest expense	262	246
Equity in loss from unconsolidated entity	—	1,842
Accounts receivable	(38,719)	(27,747)
Inventories	(17,136)	(19,823)
Prepaid expenses and other	5,542	(15,573)
Accounts payable and accrued liabilities	64,202	73,227
Other, net	(6,714)	(348,415)
Net cash used in operating activities	(33,652)	(272)
Cash flows from investing activities
Cash payments for capital expenditures	(3,425)	(8,698)
Expenditures for revenue generating assets	(235)	(20,144)
Proceeds from the sale of assets	8,385	40
Acquisition, net of cash acquired	(2,872)	(1,666)
Investment in unconsolidated affiliates and other	(6,174)	(3,350)
Net cash used in investing activities	(4,321)	(33,818)
Cash flows from financing activities
Proceeds from exercise of stock options	—	11
Dividends paid	(3,476)	(3,864)
Borrowings under revolving credit facilities	111,303	20,414
Payments under revolving credit facilities	(56,303)	(414)
Debt issuance costs paid	—	(1)
Stock repurchases	—	(16,504)
Other	(2,047)	—
Net cash provided by (used in) financing activities	49,477	(358)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	11,504	(34,448)
Cash and cash equivalents at beginning of period	31,923	115,484
Cash and cash equivalents at end of period	$43,427	$81,036
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,302	$191
Net cash refunds received for income taxes	$(10,346)	$(193)
Period end balance of payables for property, plant, and equipment	$1,788	$5,001

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended March 31,	2026	2025
Units Shipped
New trailers	5,378	6,290
New truck bodies	1,527	3,000
Used trailers	30	36

Three Months Ended March 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2026
New trailers	$205,447	$—	$(514)	$204,933
Used trailers	—	1,044	—	1,044
Components, parts and service	—	33,086	—	33,086
Equipment and other	44,729	19,939	(502)	64,166
Total net external sales	$250,176	$54,069	$(1,016)	$303,229
Gross (loss) profit	$(15,516)	$4,941	$—	$(10,575)
(Loss) income from operations	$(37,349)	$3,803	$(18,813)	$(52,359)
Adjusted loss from operations[1]	$(34,517)	$(2,192)	$(18,813)	$(55,522)

2025
New trailers	$251,045	$—	$(17,670)	$233,375
Used trailers	—	1,500	—	1,500
Components, parts and service	—	31,502	—	31,502
Equipment and other	95,758	18,953	(198)	114,513
Total net external sales	$346,803	$51,955	$(17,868)	$380,890
Gross profit	$8,414	$10,589	$—	$19,003
(Loss) income from operations	$(9,798)	$6,910	$317,439	$314,551
Adjusted (loss) income from operations[1]	$(9,798)	$6,910	$(24,561)	$(27,449)

1 Adjusted operating loss, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating loss excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating loss to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating Loss[1]	Three Months Ended March 31,
	2026	2025
Transportation Solutions
Loss from operations	$(37,349)	$(9,798)
Adjustments:
Facility idling and related costs	2,832	—
Adjusted operating loss	(34,517)	(9,798)

Parts & Services
Income from operations	3,803	6,910
Adjustments:
Purchase accounting gains	(5,995)	—
Adjusted operating (loss) income	(2,192)	6,910

Corporate
(Loss) income from operations	(18,813)	317,439
Adjustments:
Missouri legal matter	—	(342,000)
Adjusted operating loss	(18,813)	(24,561)

Consolidated
(Loss) income from operations	(52,359)	314,551
Adjustments:
Facility idling and related costs	2,832	—
Purchase accounting gains	(5,995)	—
Missouri legal matter	—	(342,000)
Adjusted operating loss	$(55,522)	$(27,449)

1 Adjusted operating loss, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating loss excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating loss to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Adjusted EBITDA[1]:	Three Months Ended March 31,
	2026	2025
Net (loss) income	$(45,235)	$231,196
Income tax (benefit) expense	(13,020)	78,101
Interest expense	6,186	5,026
Depreciation and amortization	15,029	15,032
Stock-based compensation	3,171	3,249
Impairment and other, net	(705)	(31)
Other, net	(290)	(1,614)
Loss from unconsolidated entity	—	1,842
Facility idling and related costs	2,832	—
Purchase accounting gains	(5,995)	—
Missouri legal matter	—	(342,000)
Adjusted EBITDA	$(38,027)	$(9,199)

Adjusted Net Loss Attributable to Common Stockholders[2]:	Three Months Ended March 31,
	2026	2025
Net (loss) income attributable to common stockholders	$(45,171)	$230,941
Adjustments:
Facility idling and related costs	2,832	—
Purchase accounting gains	(5,995)	—
Missouri legal matter	—	(342,000)
Tax effect of aforementioned items	791	86,253
Adjusted net loss attributable to common stockholders	$(47,543)	$(24,806)

Adjusted Diluted Loss[2]:	Three Months Ended March 31,
	2026	2025
Diluted (loss) earnings per share	$(1.11)	$5.36
Adjustments:
Facility idling and related costs	0.07	—
Purchase accounting gains	(0.15)	—
Missouri legal matter	—	(7.94)
Tax effect of aforementioned items	0.02	2.00
Adjusted diluted loss per share	$(1.17)	$(0.58)

Weighted average diluted shares outstanding (in thousands)	40,739	43,087

1 Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, facility idling costs, purchase accounting gain, the Missouri legal matter, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net loss attributable to common stockholders and adjusted diluted loss per share reflect adjustments for facility idling costs, purchase accounting gain, the Missouri legal matter and the related tax effect of those adjustments.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(33,652)	$(272)
Cash payments for capital expenditures	(3,425)	(8,698)
Expenditures for revenue generating assets	(235)	(20,144)
Free Cash Flow[1]	$(37,312)	$(29,114)

1 Free cash flow is defined as net cash used in operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended March 31,	2026	2025	2026	2025
(Loss) income from operations	$(37,349)	$(9,798)	$3,803	$6,910
Depreciation and amortization	11,636	12,705	2,314	1,177
Facility idling and related costs	2,832	—	—	—
Purchase accounting gains	—	—	(5,995)	—
Adjusted segment EBITDA[1]	$(22,881)	$2,907	$122	$8,087

Adjusted segment EBITDA margin[1]	(9.1)%	0.8%	0.2%	15.6%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating (loss) income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.